Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Strong Second Quarter
Revenue and Earnings Growth
Fiscal 2012 Earnings Outlook of $6.25 to $6.75 Per Share Reconfirmed
MEMPHIS, Tenn., December 15, 2011 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.57 per diluted share for the second quarter ended November 30. Last year’s second quarter earnings were $0.89 per diluted share, which included $0.27 per diluted share in costs related to the combination of the company’s FedEx Freight and FedEx National LTL operations and a reserve associated with a legal matter at FedEx Express. Excluding those one-time charges, earnings were $1.16 per diluted share a year ago.
“Our improved performance was largely a result of effective yield management programs and strong demand for FedEx Home Delivery and FedEx SmartPost services,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “With the healthy growth in online shopping this holiday season, demand is increasing for these residential delivery services.”
In order to continue the modernization of the company’s aircraft fleet, FedEx Express has signed an agreement with The Boeing Company to purchase 27 new 767-300F aircraft, with three arriving in fiscal 2014 and six per year in fiscal 2015-2018. The 767s were selected as the best choice to begin replacing FedEx Express’s MD10 aircraft, some of which are more than 40 years old. The 767s will provide similar capacity as the MD10s, with improved reliability, an approximate 30% increase in fuel efficiency and a minimum of a 20% reduction in unit operating costs.
FedEx Express is also delaying the delivery of 11 777F aircraft, two of which will be deferred from fiscal 2013, five from fiscal 2014 and one per year in fiscal 2015-2018, to better balance air network capacity to demand. As a result of these deferrals, FedEx Express will place into service four 777s in fiscal 2013 and two in fiscal 2014. The company is also exercising two 777 options for aircraft to be delivered at the end of the delivery schedule.
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“FedEx Express took action during the quarter to adjust its network, particularly in Asia, as recent inventory destocking trends have impacted demand for our FedEx Express services,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “The deferral of our 777 aircraft deliveries is a continuation of those efforts, enabling us to make appropriately-timed international 777 capacity additions over the next decade. With these actions, we expect fiscal 2013 capital expenditures to moderate to approximately $3.8 billion.”
Second Quarter Results
FedEx Corp. reported the following consolidated results for the second quarter:
•	Revenue of $10.59 billion, up 10% from $9.63 billion the previous year

•	Operating income of $780 million, up 66% from $469 million last year

•	Operating margin of 7.4%, up from 4.9% the previous year

•	Net income of $497 million, up 76% from $283 million a year ago
Operating results improved due to the continued strong performance of FedEx Ground driven by higher yields and volumes, as well as a significant improvement in profitability at FedEx Freight. The results for the quarter also reflect the positive year-over-year impact, predominately at FedEx Express, of a benefit from the timing lag that exists between when fuel prices change and when indexed fuel surcharges automatically adjust. Last year’s operating income and margin were impacted by one-time charges at FedEx Express and FedEx Freight.
Outlook
FedEx projects earnings to be $1.25 to $1.45 per diluted share in the third quarter and reconfirms its forecast of $6.25 to $6.75 per diluted share for fiscal 2012. This guidance assumes the current market outlook for fuel prices, normal winter weather and moderate growth in the global economy. The company reported earnings of $0.73 per diluted share in last year’s third quarter, which included one-time FedEx Freight combination costs of $0.08 per diluted share. The capital spending forecast for fiscal 2012 remains $4.2 billion.
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FedEx Express Segment
For the second quarter, the FedEx Express segment reported:
•	Revenue of $6.58 billion, up 10% from last year’s $5.99 billion

•	Operating income of $342 million, up 30% from $264 million a year ago

•	Operating margin of 5.2%, up from 4.4% the previous year
U.S. domestic revenue per package grew 12% due to higher fuel surcharges and rate per pound, while average daily package volume declined 4%. FedEx International Priority® (IP) revenue per package grew 11% due to higher fuel surcharges, rate per pound and weight per package. IP average daily package volume decreased 3% driven by declines from Asia. IP freight pounds increased 4% with revenue per pound up 4% due to higher fuel surcharges. In total, IP package and freight pounds increased 2% and revenue increased 8% year-over-year.
Operating income and margin improved in the quarter, reflecting the year-over-year benefit of the fuel surcharge timing lag. Prior year results were negatively impacted by a $66 million reserve associated with a legal matter.
FedEx Ground Segment
For the second quarter, the FedEx Ground segment reported:
•	Revenue of $2.34 billion, up 13% from last year’s $2.08 billion

•	Operating income of $398 million, up 34% from $296 million a year ago

•	Operating margin of 17.0%, up from 14.3% the previous year
FedEx Ground average daily package volume grew 4% in the second quarter driven by increases in FedEx Home Delivery services, as well as the business-to-business market. Revenue per package increased 8% primarily due to increased rates and higher fuel surcharges. FedEx SmartPost average daily volume increased 17% primarily due to growth in e-commerce. FedEx SmartPost revenue per package increased 4% primarily due to increased fuel surcharges.
Operating income and margin increased primarily due to increased revenue per package and volume growth.
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Earlier this month, FedEx Ground and FedEx Home Delivery announced that shipping rates will be increased by a net average of 4.9% effective January 2, 2012. The full average rate increase of 5.9% will be partially offset by adjusting the fuel price threshold at which the fuel surcharge begins, reducing the fuel surcharge by one percentage point. FedEx SmartPost rates will also increase.
FedEx Freight Segment
For the second quarter, the FedEx Freight segment reported:
•	Revenue of $1.33 billion, up 9% from last year’s $1.22 billion

•	Operating income of $40 million, compared with an operating loss of $91 million a year ago

•	Operating margin of 3.0%, up from (7.5%) the previous year
Less-than-truckload (LTL) yield increased 8% primarily due to higher LTL fuel surcharges and ongoing yield management actions, which reduced LTL average daily shipments by 3%. FedEx Freight implemented a 6.75% general rate increase on September 6, 2011.
Operating income in the quarter was driven by strong yield growth and ongoing efficiency improvement resulting from the January 30, 2011 combination of the FedEx Freight and FedEx National LTL operations. The operating loss in the prior year largely resulted from $86 million of one-time costs associated with the LTL network combination.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $41 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2012 Statistical Book. These materials, as well as a Webcast of the earnings
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release conference call to be held at 8:30 a.m. EST on December 15 are available on the company’s Web site at investors.fedex.com. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding a reserve associated with a legal matter at FedEx Express and the costs of the combination of FedEx Freight and FedEx National LTL operations from our prior period second quarter earnings, net of applicable incentive compensation impacts, will allow for more accurate comparisons of our second quarter operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.
Fiscal 2011 Second Quarter Earnings

Q2 Diluted
Earnings Per Share

Non-GAAP Measure	$1.16

FedEx Freight Combination Costs	(0.17)

ATA Legal Reserve	(0.10)

GAAP Measure	$0.89

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2012
(In millions, except earnings per share)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2011	2010	%	2011	2010	%
Revenue:
FedEx Express segment	$6,583	$5,992	10%	$13,175	$11,904	11%
FedEx Ground segment	2,339	2,077	13%	4,617	4,038	14%
FedEx Freight segment	1,325	1,221	9%	2,653	2,479	7%
FedEx Services segment	427	434	(2%)	838	849	(1%)
Other & eliminations	(87)	(92)	NM	(175)	(181)	NM

Total Revenue	10,587	9,632	10%	21,108	19,089	11%

Operating Expenses:
Salaries and employee benefits	3,982	3,779	5%	7,986	7,582	5%
Purchased transportation	1,576	1,390	13%	3,094	2,717	14%
Rentals and landing fees	623	628	(1%)	1,243	1,229	1%
Depreciation and amortization	518	502	3%	1,027	981	5%
Fuel	1,200	938	28%	2,444	1,825	34%
Maintenance and repairs	511	473	8%	1,062	990	7%
Impairment and other charges	—	67	NM	—	67	NM
Other	1,397	1,386	1%	2,735	2,601	5%

Total Operating Expenses	9,807	9,163	7%	19,591	17,992	9%

Operating Income (Loss):
FedEx Express segment	342	264	30%	630	621	1%
FedEx Ground segment	398	296	34%	805	583	38%
FedEx Freight segment	40	(91)	NM	82	(107)	NM

Total Operating Income	780	469	66%	1,517	1,097	38%

Other Expense:
Interest, net	(7)	(23)	(70%)	(18)	(41)	(56%)
Other, net	4	(9)	NM	2	(16)	NM

Total Other Expense	(3)	(32)	(91%)	(16)	(57)	(72%)

Pretax Income	777	437	78%	1,501	1,040	44%

Provision for Income Taxes	280	154	82%	540	377	43%

Net Income	$497	$283	76%	$961	$663	45%

Diluted Earnings Per Share	$1.57	$0.89	76%	$3.02	$2.09	44%

Weighted Average Common and Common Equivalent Shares	316	316	—	317	316	0%

Capital Expenditures	$1,107	$1,047	6%	$2,217	$2,059	8%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Second Quarter Fiscal 2012
(In millions)

	Nov. 30, 2011
	(Unaudited)	May 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,896	$2,328
Receivables, less allowances	4,837	4,581
Spare parts, supplies and fuel, less allowances	440	437
Deferred income taxes	628	610
Prepaid expenses and other	367	329

Total current assets	8,168	8,285

Property and Equipment, at Cost	35,399	33,686
Less accumulated depreciation and amortization	18,690	18,143

Net property and equipment	16,709	15,543

Other Long-Term Assets
Goodwill	2,399	2,326
Other assets	1,176	1,231

Total other long-term assets	3,575	3,557

	$28,452	$27,385

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$428	$18
Accrued salaries and employee benefits	1,390	1,268
Accounts payable	1,646	1,702
Accrued expenses	1,916	1,894

Total current liabilities	5,380	4,882

Long-Term Debt, Less Current Portion	1,251	1,667

Other Long-Term Liabilities
Deferred income taxes	1,555	1,336
Pension, postretirement healthcare and other benefit obligations	2,065	2,124
Self-insurance accruals	977	977
Deferred lease obligations	897	779
Deferred gains, principally related to aircraft transactions	234	246
Other liabilities	176	154

Total other long-term liabilities	5,904	5,616

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,557	2,484
Retained earnings	16,103	15,266
Accumulated other comprehensive loss	(2,581)	(2,550)
Treasury stock, at cost	(194)	(12)

Total common stockholders’ investment	15,917	15,220

	$28,452	$27,385

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Second Quarter Fiscal 2012
(In millions)
(Unaudited)

	Six Months Ended
	November 30
	2011	2010

Operating Activities:
Net income	$961	$663
Noncash charges:
Depreciation and amortization	1,027	981
Other, net	422	262
Changes in operating assets and liabilities, net	(242)	105

Net cash provided by operating activities	2,168	2,011

Investing Activities:
Capital expenditures	(2,217)	(2,059)
Business acquisition, net of cash acquired	(114)	—
Proceeds from asset dispositions and other	15	7

Net cash used in investing activities	(2,316)	(2,052)

Financing Activities:
Principal payments on debt	(18)	(12)
Dividends paid	(82)	(76)
Purchase of treasury stock	(197)	—
Other, net	37	29

Net cash used in financing activities	(260)	(59)

Effect of exchange rate changes on cash	(24)	25

Net decrease in cash and cash equivalents	(432)	(75)

Cash and cash equivalents at beginning of period	2,328	1,952

Cash and cash equivalents at end of period	$1,896	$1,877

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$6,583	$5,992	10%	$13,175	$11,904	11%

Operating Expenses:
Salaries and employee benefits	2,377	2,253	6%	4,790	4,511	6%
Purchased transportation	448	388	15%	897	757	18%
Rentals and landing fees	421	427	(1%)	844	830	2%
Depreciation and amortization	288	265	9%	570	520	10%
Fuel	1,039	802	30%	2,116	1,556	36%
Maintenance and repairs	354	320	11%	734	672	9%
Intercompany charges	548	512	7%	1,096	1,025	7%
Other[1]	766	761	1%	1,498	1,412	6%

Total Operating Expenses	6,241	5,728	9%	12,545	11,283	11%

Operating Income	$342	$264	30%	$630	$621	1%

Operating Margin	5.2%	4.4%	0.8 pts	4.8%	5.2%	(0.4 pts)

OPERATING STATISTICS[2]

Operating Weekdays	63	63	—	128	128	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,168	1,196	(2%)	1,151	1,182	(3%)
U.S. Overnight Envelope	582	626	(7%)	589	625	(6%)
U.S. Deferred	838	865	(3%)	834	855	(2%)

Total U.S. Domestic Package	2,588	2,687	(4%)	2,574	2,662	(3%)
International Priority	569	585	(3%)	556	575	(3%)
International Domestic[3]	529	354	49%	486	339	43%

Total Average Daily Packages	3,686	3,626	2%	3,616	3,576	1%

Average Daily Freight Pounds (000s):
U.S.	7,630	7,459	2%	7,295	7,179	2%
International Priority	3,451	3,320	4%	3,289	3,171	4%
International Airfreight	1,213	1,243	(2%)	1,188	1,242	(4%)

Total Avg Daily Freight Pounds	12,294	12,022	2%	11,772	11,592	2%

YIELD
Revenue Per Package:
U.S. Overnight Box	$22.05	$19.75	12%	$22.15	$19.70	12%
U.S. Overnight Envelope	11.48	10.54	9%	11.56	10.59	9%
U.S. Deferred	13.84	12.24	13%	13.70	12.12	13%

Total U.S. Domestic Package	17.01	15.19	12%	16.99	15.13	12%
International Priority	60.56	54.54	11%	61.42	54.12	13%
International Domestic[3]	6.51	7.39	(12%)	6.81	7.22	(6%)

Composite Package Yield	$22.23	$20.77	7%	$22.45	$20.65	9%

Revenue Per Freight Pound:
U.S.	$1.31	$1.13	16%	$1.31	$1.15	14%
International Priority	2.16	2.08	4%	2.18	2.07	5%
International Airfreight	0.97	0.88	10%	0.99	0.87	14%

Composite Freight Yield	$1.51	$1.36	11%	$1.52	$1.37	11%

1 —	Previous year includes a $66 million reserve for a legal matter.

2 —	Operating statistics include only the operations of FedEx Express.

3 —	International Domestic includes the operations of a February 2011 business acquisition in India and a July 2011 business acquisition in Mexico.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,143	$1,916	12%	$4,259	$3,755	13%
FedEx SmartPost	196	161	22%	358	283	27%

Total Revenues	2,339	2,077	13%	4,617	4,038	14%

Operating Expenses:
Salaries and employee benefits	362	318	14%	713	625	14%
Purchased transportation	933	845	10%	1,819	1,627	12%
Rentals	72	67	7%	138	129	7%
Depreciation and amortization	94	83	13%	187	165	13%
Fuel	5	3	67%	7	4	75%
Maintenance and repairs	43	42	2%	87	86	1%
Intercompany charges	245	227	8%	486	448	8%
Other	187	196	(5%)	375	371	1%

Total Operating Expenses	1,941	1,781	9%	3,812	3,455	10%

Operating Income	$398	$296	34%	$805	$583	38%

Operating Margin	17.0%	14.3%	2.7 pts	17.4%	14.4%	3.0 pts

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	128	—

Average Daily Package Volume (000s)
FedEx Ground	3,979	3,843	4%	3,849	3,686	4%
FedEx SmartPost	1,737	1,484	17%	1,573	1,287	22%

Yield (Revenue Per Package)
FedEx Ground	$8.53	$7.89	8%	$8.62	$7.94	9%
FedEx SmartPost	$1.79	$1.72	4%	$1.78	$1.70	5%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2011	2010	%	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$1,325	$1,221	9%	$2,653	$2,479	7%

Operating Expenses:
Salaries and employee benefits	577	584	(1%)	1,155	1,184	(2%)
Purchased transportation	221	185	19%	428	389	10%
Rentals	29	31	(6%)	57	65	(12%)
Depreciation and amortization	44	62	(29%)	88	110	(20%)
Fuel	156	133	17%	321	264	22%
Maintenance and repairs	48	45	7%	98	91	8%
Intercompany charges	108	108	—	217	217	—
Impairment and other charges[1]	—	67	NM	—	67	NM
Other	102	97	5%	207	199	4%

Total Operating Expenses	1,285	1,312	(2%)	2,571	2,586	(1%)

Operating Income (Loss)	$40	$(91)	NM	$82	$(107)	NM

Operating Margin	3.0%	(7.5%)	10.5 pts	3.1%	(4.3%)	7.4 pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	127	127	—

LTL Shipments Per Day (000s)	86.8	89.4	(3%)	85.8	90.6	(5%)
Weight Per LTL Shipment (lbs)	1,147	1,115	3%	1,152	1,125	2%
LTL Revenue/CWT	$19.79	$18.27	8%	$19.54	$17.77	10%

1 —	Previous year includes charges associated with the combination of FedEx Freight and FedEx National LTL operations.